EXHIBIT 5.1


                             January 31, 1995




Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, California  92668

Ladies and Gentlemen:

         In my capacity as Chief Legal Officer of Bergen Brunswig Corporation (the "Company"), I am rendering the below legal opinion in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offer of up to 250,000 shares of Class A Common Stock of the Company, to be issued pursuant to the Pre-Tax Investment Retirement Account Plus Plan ("Plan").

         In the preparation of this opinion, I have examined originals or copies of such documents as I have deemed necessary or advisable in order to render the opinion set forth below. In rendering the opinion set forth below, I have assumed:

         a. The genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies, and the authenticity of all such originals.

         b. The due authorization, execution and delivery of the Registration Statement and the documents and instruments referred to therein by and on behalf of all parties thereto.

         c. The issuance of the Class A Common Stock in accordance with the terms of the Plan.

         On the basis of the foregoing and subject to the qualifications and limitations set forth below, it is my opinion that the Class A Common Stock covered by the Registration Statement, when issued and paid for in accordance

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Bergen Brunswig Corporation
January 31, 1995
Page 2


with the Plan, will be legally issued, fully paid and non-assessable.

         This opinion speaks only as of the date hereof and is based solely upon the existing laws of the United States, and the general corporation laws of the State of California, and I express no opinion, and none should be inferred, as to any other laws.

         This opinion may not be relied upon by any other person or for any other purpose, nor may it be quoted from or referred to, or copies delivered to any other person, without my prior written consent. I hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement.

                              Respectfully submitted,


                              /s/ Milan A. Sawdei
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